Exhibit 3(a).1

11-2023-CA-003193-0001-XX

Filing # 186234919 E-Filed 11/15/2023 06:56:27 PM

FORM 1.997. CIVIL COVER SHEET

The civil cover sheet and the information contained in it neither replace nor supplement the filing and service of pleadings or other documents as required by law. This form must be filed by the plaintiff or petitioner with the Clerk of Court for the purpose of reporting uniform data pursuant to section 25.075, Florida Statutes. (See instructions for completion.)

I. CASE STYLE

IN THE CIRCUIT/COUNTY COURT OF THE TWENTIETH JUDICIAL CIRCUIT,
IN AND FOR COLLIER COUNTY, FLORIDA

Jake P Noch, Jake P. Noch Family Office, LLC
Plaintiff

Case # ____________________
Judge ____________________

vs.
Music Licensing, Inc.
Defendant

II. AMOUNT OF CLAIM

Please indicate the estimated amount of the claim, rounded to the nearest dollar. The estimated amount of the claim is requested for data collection and clerical processing purposes only. The amount of the claim shall not be used for any other purpose.

☐ $8,000 or less
☐ $8,001 - $30,000
☐ $30,001- $50,000
☐ $50,001- $75,000
☐ $75,001 - $100,000
☐ over $100,000.00

III. TYPE OF CASE (If the case fits more than one type of case, select the most definitive category.) If the most descriptive label is a subcategory (is indented under a broader category), place an x on both the main category and subcategory lines.

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FILED: COLLIER COUNTY, CRYSTAL K. KINZEL, CLERK, 11/15/2023 06:56:27 PM

CIRCUIT CIVIL

☐ Condominium
☐ Contracts and indebtedness
☐ Eminent domain
☐ Auto negligence
☐ Negligence—other
    ☐ Business governance
    ☐ Business torts
    ☐ Environmental/Toxic tort
    ☐ Third party indemnification
    ☐ Construction defect
    ☐ Mass tort
    ☐ Negligent security
    ☐ Nursing home negligence
    ☐ Premises liability—commercial
    ☐ Premises liability—residential
☐ Products liability
☐ Real Property/Mortgage foreclosure
    ☐ Commercial foreclosure
    ☐ Homestead residential foreclosure
    ☐ Non-homestead residential foreclosure
    ☐ Other real property actions

☐Professional malpractice
    ☐ Malpractice—business
    ☐ Malpractice—medical
    ☐ Malpractice—other professional
☒ Other
    ☐ Antitrust/Trade regulation
    ☐ Business transactions
    ☐ Constitutional challenge—statute or ordinance
    ☐ Constitutional challenge—proposed amendment
    ☐ Corporate trusts
    ☐ Discrimination—employment or other
    ☐ Insurance claims
    ☐ Intellectual property
    ☐ Libel/Slander
    ☐ Shareholder derivative action
    ☒ Securities litigation
    ☐ Trade secrets
    ☐ Trust litigation

COUNTY CIVIL

☐ Small Claims up to $8,000
☐ Civil
☐ Real property/Mortgage foreclosure

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O Replevins O Evictions O Residential Evictions O Non - residential Evictions O Other civil (non - monetary) COMPLEX BUSINESS COURT This action is appropriate for assignment to Complex Business Court as delineated and mandated by the Administrative Order. Yes O No IV. REMEDIES SOUGHT (check all that apply): O Monetary; B Nonmonetary declaratory or injunctive relief; O Punitive V. NUMBER OF CAUSES OF ACTION: [ ] (Specify) one VI. IS THIS CASE A CLASS ACTION LAWSUIT? O yes B no VII. HAS NOTICE OF ANY KNOWN RELATED CASE BEEN FILED? B no O yes If “yes,” list all related cases by name, case number, and court. VIII. IS JURY TRIAL DEMANDED IN COMPLAINT? O yes B no IX. DOES THIS CASE INVOLVE ALLEGATIONS OF SEXUAL ABUSE? O yes B no I CERTIFY that the information I have provided in this cover sheet is accurate to the best of my knowledge and belief, and that I have read and will comply with the requirements of Florida Rule of Judicial Administration 2.425. Signature: s/ Charles Adams Beard Attorney or party Charles Adams Beard (type or print name) Fla. Bar # 89060 (Bar # if attorney) 11/15/2023 Date - 3 -

Filing # 186234919 E - Filed 11/15/2023 06:56:27 PM ILED: 11 - 2023 - CA - 003193 - 0001 - M IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAIfE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, Plaintiffs, MUSIC LICENSING, INC., A foreign corporation, Defendant. Case No.: Division: COMPLAINT FOR DECLARATORY RELIEF COMES NOW the Plaintiffs, JAKE P. NOCH and JAKE P. NOCH FAMILY OFFICE (hereinafter collectively referred to as “Plaintiffs”), by and through their undersigned counsel, and files this Complaint for Declaratory Relief against the Defendant, MUSIC LICENSING, INC., and states the following: JURISDICTION AND VENUE 1. This Court has jurisdiction to grant injunctive relief on behalf of Plaintiffs pursuant to Section 86.011, Florida Statutes. The relief sought are bona tide claims against the defendant in excess of Twelve Million Dollars ($12,000,000.00). 2. Venue is proper in this court because Plaintiffs' cause of action accrued within Collier County. PARTIES 3. Plaintiff, Jake P. Noch, is an individual residing in Collier County, Florida. 4. Plaintiff, Jake P, Noch Family Office, LLC, is a Florida limited liability company headquartered in Collier County, Florida. COUNTY, CRYSTAL K. KINZEL, CLERK, 11/15/2023 06:56:27 PM

5. Defendant, Music Licensing, Inc . is a Nevada corporation headquartered in Collier County, Florida . 6. Plaintiff, Jake P . Noch, is the Chief Executive Officer, President, Secretary, and interim Chief Financial Officer of Defendant, Music Licensing, Inc . and reports to its Board of Directors . 7. Defendant, Music Licensing, Inc . ’s Board of Directors includes Vito Roppo, Esq . , James R . Chillemi, Esq . , Rodrigo Di Federico, and Paul Ring (collectively, “the Directors”) . COUNT I — DECLARATION THAT THE 3(A)(10) SETTLEMENT AGREEMENT IS FAIR AND EQUITABLE AFTER CONDUCTING A HEARING 8. Plaintiffs reallege paragraphs 1 through 7 . 9. On June 25 , 2023 , Plaintiff, Jake P . Noch, entered into an Employment Agreement with Defendant, Music Licensing, Inc . whereby Plaintiff would receive an annual base salary in the form of a convertible note which may be converted at the election of Plaintiff . 10. Annually, in addition to business expenses, the convertible note permits Plaintiffs to receive shares worth Twelve Million Dollars ($12,000,000) at the time of the conversion and the note shall remain valid and in effect until Plaintiffs realize Twelve Million Dollars ($12,000,000.00), and additional shares may be added to the convertible note in order for such amount to be received in exchange for executing the positions of Chief Executive Officer, President, Secretary, and interim Chief Financial Officer at Music Licensing, Inc. Employment Agreement attached as “Exhibit A”. 11. On July 12, 2023, Defendant, Music Licensing, Inc., adopted a resolution approving the June 25, 2023, Employment Agreement. Shareholder Resolution attached as “Exhibit B”. 12. On July 21, 2023, Defendant, Music Licensing, Inc, and Plaintiffs entered into a 3(a)(10) Settlement Agreement pursuant to 15 U.S.C. sec. 77c(a)(10) and Rule 69W - 500.014, F.A.C., that was executed by all The Directors, but still requires a “fairness hearing” by this Court as well as a determination by this Court that the issuance and exchange of securities for debt set forth in the securities registration requirements of Chapter 517, Florida Statutes is fair and equitable. Settlement Agreement attached as “Exhibit C”. test of R• ge intentionally left bMnk.

WHEREFORE, Plaintiffs respectfully request, pursuant to Chapter 86, Florida Statutes, an immediate “fairness hearing” and a declaration that the 3(a)(10) Settlement is fair and equitable to whom the securities are issued. Dated: November 15, 2023 Respectfully submitted, CBMultifamily, LLC By: Charles A. eard Florida Bar No. 0089060 (904) 334 - 3620 Charlie@CBMultifamily.com 50 N. Laura St., Ste. 2500 Jacksonville, FL 32210 CERTIFICATE OF SERVICE I HEREBY CERTIFY that on November 15, 2023, a copy of the foregoing was filed electronically and served via ePortal upon Davy Karkason (dk ransnational at ers co ), Transnational Matters, PLLC, 2121 Biscayne Boulevard, #1878, Miami, FL 33137. Charles A. Beard

EMPLOYMENT AGREEMENT This Employment Agreement (the “Agreement”) is effective as of June 25 , 2023 (the “Effective Date”) by and between Jake P . Noch (the “Executive”) and Music Licensing, Inc . , a NEVADA corporation (the “Company”) . 1. Duties and Scope of Employment. (a) Position . For the term of this Agreement, the Company agrees to employ the Executive in the positions of Chief Executive Officer, Chairman of the Board of Directors, Chief Executive Officer, President, Secretary, and Interim Chief Financial Officer (the “Employment”) . The duties and responsibilities of Executive shall include the duties and responsibilities for the Executive's corporate office and position as set forth in the Company's bylaws and such other duties and responsibilities as the Company's Board of Directors may from time to time reasonably assign to the Executive . (b) Obligations to the Company . During his Employment, the Executive shall devote his full business efforts and time to the Company . During his Employment, the Executive may render services to other persons or entities provided that such services to not impede the Executive's ability to provide full time services to the Company and provided that the services do not compete with the Company . The Executive is further permitted to engage in appropriate civic, charitable or religious activities and devote a reasonable amount of time to private investments or serve on the boards of directors of companies, including closely held companies which are controlled by Executive as long as these activities or services do not materially interfere or conflict with Executive's responsibilities to, or ability to perform his duties of employment by, the Company under this Agreement . The Executive shall comply with the Company's policies and rules as they may be in effect fi‘om time to time during his Employment . (c) No Conflicting Obligations . The Executive represents and warrants to the Company that he is under no obligations or commitrrients, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement . The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person . The Executive represents and walTaRts tO the Company that he has returned all property and confidential information belonging to any prior employer . 2. Cash and Incentive Compensation. Note: All wonetcfry i eferences herein are in USD. (a) Salary. The Company shall pay the Executive as compensation for his services on an annual basis a salary in the form of a convertible note which may be Employment Agreement ofJake P. Noch Page 1 of9 Doc ID: ce2fba6c76b248be181f3565bf5997b3cd088143

converted at the election of the Executive . The convertible note shall permit the Executive to receive shares worth twelve million dollars ( $ 12 , 000 , 000 . 00 ) at the time of the conversion . The note shall remain valid and in effect until the Executive realizes twelve million dollars ( $ 12 , 000 , 000 . 00 ), and additional shares may be added to the convertible note as necessary in order for such amount to be received . (i) Timing of Payments . The Executive may receive such payment in increments, whether monthly, quarterly, or annually at the discretion of the Executive . Beneficiary of Shares . Upon conversion of the note into shares, the beneficiary of the shares may be the Executive or the Executive's entity, the Jake P . Noch Family Office, LLC . Vesting. Shares obtained shall be immediately vested upon receipt. Valuation. The amount of shares issued to the Executive upon conversion of the convertible note shall be calculated jointly by the Executive and the Board of Directors. (ii) (iii) (iv) (b) Bonus . Executive may receive periodic bonuses from time to time at the discretion of the Board of Directors . (c) Vacation . During the term of this Agreement, Executive shall be entitled to vacation each year in accordance with the Company's policies in effect from time to time, but in no event less than four (4) weeks paid vacation per calendar year . (d) Margin Loan Provision . In the event that the Executive or any of his affiliated entities (namely, Jake P . Noch Family Office, LLC) undertakes a margin loan(s) that become deficient due to any reason, including but not limited to a decline in the Company's share price, market volatility, insufficient collateral, or failure to make an interest payment, the Company and/or its successors will issue as many shares as necessary to the Executive and/or his entities to ensure that his shares will not be liquidated or deemed insufficient to any broker - dealer or any other party for the purposes of utilizing them as collateral for a margin loan . 3. Business Expenses . During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder . The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies . The Executive shall have a car allowance of $ 1 , 000 . 00 per month during the term of this Agreement . 4. Term of Employment. (a) Term. This Agreement shall be perpetual unless terminated according to Employment Agreement ofJake P. Noch Page 2 of9 Doc ID: ce2fba6c76b248be181f3565bf5997b3cd088143

the terms of this Agreement or voluntary by either party in compliance with Section 5 of this Agreement . (b) Basic Rule . The Executive's Employment with the Company shall be “at will,” meaning that either the Executive or the Company shall be entitled to terminate the Executive's Employment at any time and for any reason, with or without Cause (in the case of the Company) or Constructive Termination (in the case of Executive) . Any contrary representations that may have been made to the Executive shall be superseded by this Agreement . This Agreement shall constitute the full and complete agreement between the Executive and the Company on the “at will” nature of the Executive's Employment, which may be changed only in an express written agreement signed by the Executive and a duly authorized officer of the Company . (c) Termination . The Company or the Executive may terminate the Executive’s Employment at any time and for any reason (or no reason), and with or without Cause (in the case of the Company) or Constructive Termination (in the case of Executive), by giving the other party notice in writing . The Executive's Employment shall terminate automatically in the event of his death . (d) Rights Upon Termination . Except as expressly provided in Section 5 , upon the termination of the Executive's Employment pursuant to this Section 4 , the Executive shall be entitled only to the compensation, benefits and reimbursements described in Sections 2 and 3 for the period preceding the effective date of the termination . 5. Termination Benefits . (a) General Release . Any other provision of this Agreement notwithstanding, Subsections (b), (c), and (d) below shall not apply unless the Employee (i) has executed a general release (in a form reasonably prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company, and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims . (b) Severance Pay . If, during the term of this Agreement, the Company terminates the Executive's Employment for any reason other than Cause or Disability, or if the Executive voluntarily resigns following a Constructive Teimination, (collectively, a “Termination Event”), then the Company shall pay the Executive in the amount of six million dollars ( $ 6 , 000 , 000 . 00 ) in cash per year for three (3) years . Such Base Compensation shall be paid annually on January 1 ” each year the severance payment is in effect . (c) Share Payments . With respect to all shares in the Company earned by the Executive prior to the effective date of the Termination Event, such shares shall be immediately granted and vested in the Executive, not subject to repurchase and not Employment Agreement ofJake P . Noch Page 3 of 9 Doc ID: ce 2fba6c76b248be181f3565bf5997b3cd088143

subject to assumption, assignment or replacement by the Company or its successors. (d) Death or Disability. (i) Disability . If the Executive's employment is terminated by the Company by reason of the Executive's Disability, the Executive shall be entitled to a prompt cash payment of a prorated portion of the payments set forth in Section 5 (b) above for the year in which such tenuination occurs . For purposes of this Agreement, “Disability” means the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities contemplated by this Agreement . In the event of a dispute as to whether the Executive is disabled, the determination shall be made by a licensed medical doctor selected by the Company and agreed to by the Executive . If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose . The Executive agrees to submit to such tests and examinations as such medical doctor shall deem appropriate . Death . In the event of the Executive's Death, the Severance Payment referenced in Section 5 (b) shall be remitted to the Executive's then - current spouse . If the Executive is not married upon his death, the Severance Payment shall be remitted to his heirs at law or in accordance with his last will and testament . (ii) (e) shall mean: Definition of “Cause.” For all purposes under this Agreement, “Cause” (i) Any breach of the Invention, Confidential Information and Non - Coipetition Agreement referenced in Section 6 hereof between the Executive and the Company, as determined by the Board of Directors of the Company ; (ii) Conviction of, or a plea of “guilty” or “no contest” to, a felony, or a plea of “guilty” or “no contest” to a lesser included offense in exchange for withdrawal of a felony indictment or felony charge by indictment, in each case whether arising under the laws of the United States or any state thereof ; (iii) Any act or acts of fraud; (iv) violations of applicable laws, rules or regulations that expose the Company to material damages or material liability (v) material breach by the employee of any material provision of the Employiuent Agreement that remains uncorrected for 30 days following written notice of such breach to the employee by the company . Employment Agreenient ofJake P . Noch Page 4 of 9 Doc ID: ce2fba6c76b248be181f3565bf5997b3cd088143

(f) Definition of “Constructive Termination . ” For all purposes under this Agreement, Constructive Termination shall mean the voluntary resignation of the Executive within 60 days following : (i) The failure of the Executive to be elected or reelected to any of the positions described in Section 1 (a) or his removal from any such position without his written consent . (ii) A material diminution in the Executive's duties or the assignment of him of any duties inconsistent with the Executive's position and status as Executive Vice President and Chief Financial Officer of the Company . (iii) A change in the Executive's reporting relationship such that the Executive no longer reports directly to the Chief Executive Officer . (iv) A reduction in the Executive's Base Compensation without his consent ; (v) Receipt of notice from Company that the Executive's principal workplace will be relocated by more than fifty (50) miles without his written consent ; (vi) A breach by the Company of any of its material obligations to the Executive under this Agreement ; or (vii) The failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction . 6. Invention, Confidential Information and Non - Competition Agreement . The Executive has entered into an Invention, Confidential Information and Non - Competition Agreement with the Company, in the form attached hereto as Exhibit A, which is incorporated herein by reference . 7. Successors . (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company's business and/or assets which becomes bound by this Agreement. (b) Executive's Successors . This Agreement and all rights of the Executive Employment Agreeinent of.false P. Noch Page 5 of9 Doc ID: ce2fba6c76b248be181f3565bf5997b3cd068143

hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees . 8. Miscellaneous Provisions. (a) Notice . Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U . S . registered or certified mail, return receipt requested and postage prepaid . In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing . In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary . (b) Modifications and Waivers . No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive) . No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time . (c) Indemnification . To the fullest extent permitted by the indemnification provisions of the Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement, and the indemnification provision of the laws of the jurisdiction of the Company's incorporation in effect from time to time, the Company shall indemnify the Executive as a director, senior officer or employee of the Company against all liabilities and reasonable expenses that may be incurred in any threatened, pending or completed action, suit or proceeding, and shall pay for the reasonable expenses incurred by the Executive in the defense of or participation in any proceeding to which the Executive is a party because of his service to the Company . The rights of the Executive under this indemnification provision shall survive the termination of employment . (d) Whole Agreement . This Agreement and the Invention, Confidential Information and Non - Competition Agreement between the Company and Executive contain the entire understanding of the parties with respect to the subject matter hereof . No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in such agreements have been made or entered into by either party with respect to the subject matter hereof . (e) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law. (f) Choice of Law and Severability. This Agreement is executed by the parties in the state of Florida and shall be interpreted in accordance with the laws of such State or SO $itJ (except their provisions governing the choice of law). If any Employment Agreement Page 6 of 9 Doc ID: c e 2fba6c76b248be181f3565bf5997b3cd088143

provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to confomi to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect . Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law . All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation . (g) Arbitration . Any controversy or claim arising out of or relating to this Agreement or the breach hereof, or the Executive's Employment or the termination thereof, shall be settled in Florida , by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association . The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof . The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement . The Company and the Executive shall share equally all fees and expenses of the arbitrator . The Executive hereby consents to personal jurisdiction of the state and federal courts located in the State of Texas for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants . (h) No Assignment . This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time . The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity . (i) Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument . (j) Approval by Shareholders . This Employment Agreement shall receive a majority vote of the Shareholders prior to going into effect in accordance with the Company's Bylaws . The result of the Shareholder vote shall be affixed to this Agreement and recorded into the corporate records of the Company by the Secretary . IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written. Eniployntent Agreenient ofJake P. Noch Page 7 of 9 Doc ID: ce2fba6c76b248be181f3565bf5997b3cd088143

Employment Agreement ofJ‹ike P. Noch Page 8 o,f9 Jake P. Noch, Executive MUSIC LICENSING, INC. Name: Title: DJrecto r By: Name: James R. Chillemi, Esq. Title: Director By : Name : Paul Ring Title : Director By kW'i Name: Rodrigo Di Federico Tit1e: Director Doc ID: ce2fba6c76b248be181f3565bf5997b3cd088143

EXHIBIT A Invention, Confidential Information and Non - Competition Agreement Employment Agi eement ofJake P. Noch Page 9 of 9 Doc ID: ce2fba6c76b248be181f3565bf5997b3cd088143

Exhibit "B"

MUSIC LICENSING, INC.
SHAREHOLDER RESOLUTION IN LIEU OF SPECIAL MEETING
JULY 12, 2023

This Resolution is adopted by a majority of the Shareholders of Music Licensing, Inc. (the "Company") as indicated by their signatures below. This resolution is adopted in lieu of a special meeting for which the merits of this resolution would traditionally be held in compliance with the Company's bylaws.

The shareholders approving this resolution represent more than 98.5% of all outstanding shares of the Company as of the date of its passing. A true and correct copy of the current shareholders is appended to this resolution. This resolution was properly consented to by the Board of Directors, who have unanimously voted in favor of the provisions herein. All signatories of this resolution agree that the resolutions herein are in the best interest of the Company.

It is hereby RESOLVED that:

1. The executive employment agreement of Jake P. Noch, President and CEO of the Company, is approved. A copy of the signed executive employment agreement is attached to this resolution as Exhibit "A".
2. The Company shall be re-incorporated to the Federation of St. Kitts and Nevis. The re-incorporation shall not affect the jurisdiction of the Company's operations.
3. The Company shall cause to be drafted articles and bylaws to reflect the re-incorporation and comply with the states, rules, and regulations incumbent on corporations in the Federation of St. Kitts and Nevis.
4. The Company will no longer qualify as a Regulation A Tier II Company as a result of the re-incorporation outside of the United States; however, the Company shall continue to voluntarily report to the U.S. Securities and Exchange Commission. The Company's securities counsel shall prepare the requisite filings to effectuate such change.

The foregoing is in the best interest of the Company. This Resolution shall be effective immediately and shall be kept in within the books and records of the Company.

Signature of a Majority of Shareholders:

Jake Noch, Majority Shareholder holding greater than 98.5% of all outstanding shares

Jake P. Noch

Date: 07 / 12 / 2023

Shareholder Resolution in Lieu of Special Meeting
Page 1 of 2

@ Dropbox Sign Title File name Document ID Audit trail data format Status Document History SIG N E D VIEWG D SIGNED V \ EWEO VIEWEO SI G NED SI G NED 06 / 26 / 2023 00:45:43 UTC 06 / 26 / 2023 01:09:18 UTC 06 / 26 1 2023 01:15:06 UTC 06 / 26 1 2023 19:47:58 UTC 06 / 26 / 2023 21:04:16 UTC 06 1 26 / 2023 22:18:31 UTC 06 / 27 / 2023 14:59:32 UTC 06 / 27 / 2023 14:59:32 UTC cO M P‘ E T ED Audit trail Jake P. Noch EMPLOYMENT AGREEMENT With Music Licensing, Inc.... Employment Agreement - Jake P. Noch.pdf ce2fba6c76b248be181f3565bf5997b3cd088143 MM / DD I YYYY • Signed Signed by Paul Ring (bungalosoldier@gmail.com) IP: 98.149.144.20 Viewed by Rodrigo Di Federico (rodrigo@promusicrights.com) IP: 189.92.126.9 Signed by Rodrigo Di Federico (rodrigo@promusicrights.com) IP: 189.92.126.9 Viewed by James R. Chillemi, Esq, (james@fightforme.com) IP: 174.211.161.204 Viewed by Vito Roppo (vito@fightforme.com) IP: 107.77.236.218 Signed by Vito Roppo (vito@fightforme.com) IP: 107.77.236.218 Signed by James R. Chillemi, Esq. names@fightforme.com) IP: 69.242.254.217 The document has been completed.

MUSIC LICENSING, INC. SHAREHOLDER RESOLUTION IN LIEU OF SPECIAL MEETING JULY 12, 2023 This Resolution is adopted by a majority of the Shareholders of Music Licensing, Inc . (the “Company”) as indicated by their signatures below . This resolution is adopted in lieu of a special meeting for which the merits of this resolution would traditionally be held in compliance with the Company’s bylaws . The shareholders approving this resolution represent more than 98 . 5 % of all outstanding shares of the Company as of the date of its passing . A true and correct copy of the current shareholders is appended to this resolution . This resolution was properly consented to by the Board of Directors, who have unanimously voted in favor of the provisions herein . All signatories of this resolution agree that the resolutions herein are in the best interest of the Company . It is hereby RESOLVED that: 1. The executive employment agreement of Jake P . Noch, President and CEO of the Company, is approved . A copy of the signed executive employment agreement is attached to this resolution as Exhibit “A” . 2. The Company shall be re - incorporated to the Federation of St . Kitts and Nevis . The re - incorporation shall not affect the jurisdiction of the Company's operations . 3. The Company shall cause to be drafted articles and bylaws to reflect the re - incorporation and comply with the states, rules, and regulations incumbent on corporations in the Federation of St . Kitts and Nevis . 4. The Company will no longer qrtalify as a Regulation A Tier II Company as a result of the re - incorporation outside of the United States ; however, the Coiiipany shall continue to voluntarily report to the U . S . Securities and Exchange Commission . The Company's securities counsel shall prepare the requisite filings to effectuate such change . The foregoing is in the best interest of the Company. This Resolution shall be effective immediately and shall be kept in within the books and records of the Company. Signature of a Majority of Shareholders: Jake Noch, Majority Shareholder holding greater than 98.5% of all outstanding shares Date: 07 / 12 / 2023 Shareholder Resolution in Lien of Special Meeting Page I of2 Doc ID: 602335a788b906417c8f1674a4f027a59b6006a2

Should a legal dispute or litigation arise between the Company and the Investor, as a result of the Company's failure to be current in all amounts owed to Transfer Online, Inc., which might cause a delay in the issuance of shares of the Common Stock hereunder, Transfer Online, Inc. shall not be included in any litigation between the Company and the Investor, nor have any liability to the Company or the Investor. If the Company's account with Transfer Online is not in good standing, the investor may be provided with the amount owed to Transfer Online, Inc. and may have the right to pay the outstanding balance in full. No conversion will be done unless the Company's account with Transfer Online is paid in full.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Investor and Company expressly understand and agree that nothing in this irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent to do, take or not to take any action that would be contrary to any federal or state law, rule, or regulation including but expressly not limited to both the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934 as amended, and the rule and regulations promulgated there under.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability, or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

You are also authorized to release any information you deem necessary towards processing clearing and settlement of the shares arising from this reservation.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

ISSUER CONTACT

Acknowledged and Agreed:

Signed: ______________________

Jake P. Noch, President and CEO

2

July 21, 2023 Transfer Online 512 SE Salmon St Portland, OR 97214 Ladies and Gentlemen: Music Licensing, Inc . (the "Company") and Jake P . Noch, individually and on behalf of his sole owned entity, the Jake P . Noch Family Office, LLC (the "Investor”) have entered into a 3 (a)(10) Settlement (the "Settlement“) . You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("Common Stock") of the Company (one quadrillion ( 1 , 000 , 000 , 000 , 000 , 000 ) for issuance upon full conversion of the Settlement in accordance with the terms thereof . Upon the Investor's written notice, you may increase the number of shares of Common Stock reserved accordingly . The increase in reserved shares shall continue until the Investor is able to realize the receipt of $ 12 , 000 , 000 USD in cash every - year after the reduction of any costs (e . g . , commissions due and owing to you) in addition to covering the payment of any reimbursements, & to meet the Margin Loan provision that is set fourth in Jake P . Noch's Employment agreement . The Shares of Common Stock Shall be issued to Jake P . Noch or Jake P . Noch Family Office, LLC . Or any 3 rd Party as instructed by Jake P . Noch or Jake P . Noch Family Office, LLC . Such as a Broker - Dealer, Investment Bank, Financial advisor, investment advisor, Private Fund, or Financial institution . The ability to convert the Settlement in a timely manner is a material obligation of the Company pursuant to the Settlement . Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor from the reserve, provided that there are sufficient reserve shares available . in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has available, upon receipt of a board resolution or treasury order signed by the Company, without any further action or confirmation by the Company . The issuance shall be completed upon your receipt of the following : (A) a notice of conversion (“Conversion Notice”) executed by the Investor ; and (B) an opinion of the Investor's counsel confirming that the shares of the Common Stock issued to the Investor are not “restricted securities” as defined in Rule 144 and that such shares shall be issued without any restrictive legend . The Company hereby requests that your firm act within 72 business hours, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor . The request shall be honored, and shares issued within 72 business hours . Notwithstanding anything herein contained to the contrary, Transfer Online, Inc . is not a party to the Agreement and is acting only in the capacity of an administrator . In addition, the Company must be current in all amounts owed to Transfer Online, Inc . and in good financial standing with Transfer Online Inc . , before the issuance of any shares of the Common Stock herein . MUSIC LICENSING, INC. Doc ID. 3c724f13716226e1 1759d160d57 1917c0e3c8ce2

Should a legal dispute or litigation arise between the Company and the Investor, as a result of the Company's failure to be current in all amounts owed to Transfer Online, Inc . , which might cause a delay in the issuance of shares of the Common Stock hereunder, Transfer Online, Inc . shall not be included in any litigation between the Company and the Investor, nor have any liability to the Company or the Investor . If the Company's account with Transfer Online is not in good standing, the investor may be provided with the amount owed to Transfer Online, Inc . and may have the right to pay the outstanding balance in full . No conversion will be done unless the Company's account with Transfer Online is paid in full . The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith . You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel . The Investor and Company expressly understand and agree that nothing in this irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent to do, take or not to take any action that would be contrary to any federal or state law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 , as amended, and the Securities and Exchange Act of 1934 as amended, and the rule and regulations promulgated there under . The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability, or expense in carrying out the authority and direction herein contained on the terms herein set forth . The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days . You are also authorized to release any information you deem necessary towards processing clearing and settlement of the shares arising from this reservation . The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor . ISSUER CONTACT Acl‹nowledged and Agreed : Signed: Jake P. Noch, President and CEO 2 Doc ID: 3c724f13716226e11759d160d571917c0e3c8ce2

Transfer Online By: Name: L O R ILIVINGSTON Title: P R E SIDEN&TCEO Music Licensing, Inc. By: Name: Vito Roppo, Esq. as director Title: Director By: Name: James R. Chillemi, Title: Director Name: R 0 d rigo Di Federic Title: Director By: Name: Paul Ring Title: Director 3 Doc ID: 3c724f13716226e11759d16Od571917c0e3c8ce2

Dropbox sign Title File name Document ID Audit trail date format Status Document History 08 1 02 / 2023 22:25:32 UTC SENT 08 1 02 / 2023 22:25:57 UTC VIEWED 08 / 02 / 2023 22:26:13 UTC SIGNED 08 1 02 / 2023 22:28:58 UTC vizweo Audit trail Sent for signature to Jake P. Noch (jake@promusicrights.com), Vito Roppo, Esq. (vito@fightforme.com), James R. Chillemi, Esq. (james@fightforme.com), Rodrigo Di Federico (rodrigo@promusicrights.com), Paul Ring (bungalosoldier@gmail.com) and Daniel Harris (daniel@transferonline.com) from jake@promusicrights.com IP: 12.218.115.60 Viewed by Jake P. Noch (jake@promusicrights.com) IP: 12.218.115.60 Signed by Jake P. Noch make@promusicrights.com) IP: 12.218.115.60

@ Dropbox Sign Title File name Document ID Audit trail date format Status Document History Viewed by Paul Ring (bungalosoldier@gmail.com) 08 / 02 / 2023 IP: 98.149.144.20 22:31:11 UTC VI EWED Signed by Paul Ring (bungalosoldier@gmail.com) 08 / 02 / 2023 IP: 98.149.144.20 22:31:28 UTC SIG NED Viewed by Rodrigo Di Federico (rodrigo@promusicrights.com) 08 / 02 / 2023 IP: 177.190.77.12 22:51:49 UTC VI EWE D Signed by Rodrigo Di Federico (rodrigo@promusicrights.com) 08 / 02 / 2023 IP: 177.190.77.12 22:54:21 UTC SI G N D Viewed by James R. Chillemi, Esq. (james@fightforme.com) IP: 69.242.254.217 08 / 03 1 2023 14:22:12 UTC VI EWED Signed by James R. Chillemi, Esq. (james@fightforme.com) 08 / 03 / 2023 IP: 69.242.254.217 14:23:31 UTC SIGNED Powered by it Dropbox Sign Audit trail

@ Dropbox sign Title File name Document ID Audit trail date format Status Document History 08 1 03 / 2023 15:11:42 UTC VIEWED 08 1 03 / 2023 15:14:09 UTC isPro 08 / 03 1 2023 17:41:49 UTC sisrizo 08 / 03 / 2023 17:41:49 UTC C OM P L5 T ED Powered by ¥4 oropbox Sign "””"” “ " "" ” "“" "“" *“ ” "" ” "" “ "" Audit trail Viewed by Vito Roppo, Esq. (vito@fightforme.com) IP: 107.77.237.102 Signed by Vito Roppo, Esq. (vito@fightforme.com) IP: 107.77.237.102 Signed by Daniel Harris (daniel@transferonline.com) IP: 192.132.61.230 The document has been completed.

IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT IN AND FOR COLLIER COUNTY, FLORIDA CIVIL ACTION Jake P Noch Jake P. Noch Family Office, Llc Plaintiff(s), vs. Music Licensing, Inc. Defendant(s). STANDING ORDER IN CIRCUIT CIVIL CASES IN THE TWENTIETH JUDICIAL CIRCUIT PURSUANT to Florida Rule of Civil Procedure 1.200(a), Florida Rule of Judicial Administration 2.545, and Administrative Order 1.13 entered by the Chief Judge of this Circuit, the parties are ordered to adhere to the following information and procedures applicable to civil lawsuits: 1. SERVICE OF THIS ORDER. The Plaintiff is directed to serve a copy of this Order with each Summons issued in this case. One copy of this Order is to be filed with the Clerk of the Circuit Court with proof of service. The Plaintiff shall pay the appropriate statutory clerk's fees on copies for each Standing Order issued and attached to the Summons. 2. CIVIL CASE MANAGEMENT SYSTEM. The Supreme Court of Florida has established guidelines for the prompt processing and resolution of civil cases. This Court has adopted a case management system to help meet those guidelines. In contested cases (other than residential foreclosures, involuntary commitment of sexually violent predators, Extraordinary Writs, 90 day Notice of Medical Malpractice Claim, and Administrative Appeals), the parties are required to participate in the case management system. The Court will issue a Case Management Plan after 150 days of the filing of a case in the event the parties have not submitted an Agreed Case Management Plan that has been approved by the Court. However, if it becomes necessary to amend the court - issued Case Management Plan, the parties may submit an Agreed Case Management Plan, subject to approval by the Court, or if the parties cannot agree on an Amended Plan, the parties may request a case management conference. The form of the Agreed Case Management Plan may be accessed at the Court's website at: http://www.ca.cjis20.org/web/main/civil.asp . If a case management conference is scheduled, attendance by trial counsel and those parties who are not represented by counsel is mandatory. Unless all of the Defendants have been served and have defaulted, an Agreed Case Management Plan will be submitted to the Civil Case Manager via email at collieragreedplan@ca.cjis20.org on or before 150 days from the date of filing the initial complaint. 3. ALTERNATIVE DISPUTE RESOLUTION (ADR). ADR provides parties with an out - of - court alternative to settling disagreements. The Court requires the parties to CASE NO: 11 - 2023 - CA - 003193 - 0001 - XX participate in ADR prior to trial. Mediation is mandatory unless the parties agree to another form of ADR. Mediation is a conference at which an independent third party attempts to arrange a settlement between the parties. The Court, at its discretion, may order the case be referred to Non - Binding Arbitration. Non - Binding Arbitration is the process in which the court refers a case to a registered arbitrator, or panel of arbitrators, who will hear evidence and make an award which may become a final judgment if a Motion for Trial De Novo is not timely filed pursuant to Fla. R. Civ. P. 1.820(h). 4. FAILURE TO PROSECUTE. The Court will issue a Notice of Intent to Dismiss a case if there is no record of activity within a ten (10) month period of time. 5. RULES OF PROFESSIONALISM. The Twentieth Judicial Circuit has adopted Administrative Order 2.20, which sets forth standards of professional courtesy and conduct for all counsel or pro - se litigants practicing within the Circuit. The Court requires that all familiarize themselves and comply with Administrative Order 2.20. Administrative Order 2.20 may be viewed on the Court's website at: http://www.ca.cjis20.org/web/main/ao admin.asp. DONE AND ORDERED in Chambers at Naples, Collier County, Florida, on this 16th of November, 2023 Ramiro Manalich, Circuit Judge

8:12AM Time 11/16/2023 Date - Receipt Number: 1409017 Received of: CBMULTIFAMILY LLC Cashier Name: efiling account Balance Owed: 400.00 Cashier Location: E - Filing Total Amount Paid: 400.00 Receipt ID: 2450883 Remaining Balance: 0.00 Division: Case# 11 - 2023 - CA - 003193 - 0001 - XX -- Plaintiff: Noch, Jake P Bal Remaining Paid Balance Item 0.00 400.00 400.00 Fees 0.00 400.00 400.00 Case Total Payments Amount Ref# Type 400.00 9526479 EFILING 400.00 Total Received 400.00 Total Paid CRYSTAL K. KINZEL CLERK OF THE CIRCUIT COURT AND COMPTROLLER COLLIER COUNTY, FLORIDA RECEIPT 1409017 Printed On: 11/16/2023 08:12 Page 1 of 1

Filing # 186278559 E - Filed 11/16/2023 12:17:14 PM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAKE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, Plaintiffs, VS. MUSIC LICENSING, INC . , A foreign corporation, Defendant. NOTICE OF APPEARANCE AND DESIGNATION OF E - MAIL ADDRESSES COMES NOW, TRANSNATIONAL MATTERS, PLLC, by and through undersigned counsel, hereby files its appearance as counsel for Defendant, Music Licensing Inc . , in connection with the above matter . Accordingly, any and all pleadings, motions, orders and other court filings should be served upon the following : Transnational Matters, PLLC BY : /s 7 Davv Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant Music Licensing Inc. 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@TransnationalMatters.com Paralegal@TransnationaIMatters.com In addition, undersigned counsels hereby give notice and designate the above - referenced e - mail addresses for the purpose of service of all documents required to be served pursuant to Rule 2 . 516 in this proceeding . Case No.: 11 - 2023 - CA - 003193 - 0001 - XX COUNTY. CRYSTAL K. KINZEL. CLERK. 11/16/2023 12:17:14 PM

Respectfully submitted, Transnational Matters, PLLC BY : Ask Davv Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant Music Licensing Inc. 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@TransnationalMatters.com Para1ega1@Transnationa1Matters.com CERTIFICATE OF SERVICE I BEREBY CERTIFY that on this 16 t h of November, 2023, this Notice of Appearance was electronically transmitted to the Clerk of Court and all parties of record via the Florida Courts E - Filing Portal (“FCEP”), and a true and correct copy of the foregoing has been furnished by electronic mail to all counsel of record. Transnational Matters, PLLC BY : s/ Davv Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant Music Licensing Inc. 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@TransnationalMatters.com Paralegal@TransnationalMatters.com

Filing # 186776010 E - Filed 11/27/2023 12:07:29 PM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAIN P. NOCH, an individual, and JAIN P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, VS. MUSIC LICENSING, INC., A foreign corporation, Defendant. DEFENDAsv's ur‹OPPOSED ANSWER AND MOTION TO REQUEST A HEARING Defendant, Music Licensing, Inc. by and through undersigned counsel, hereby serves his Unopposed Answers. In support thereof, Defendant states as follows: ANSWER 1. Admitted. 2. Admitted. 3. Admitted. 4. Admitted. 5. Admitted. 6. Admitted. 7. Admitted. COUNT I - DECLARATION THAT THE 3(a)(10 SETTLEMENT AGREEMENT IS FAIRE AND E O UITABLE AFTER CONDUCTING A HEARING CASE NO.: 11 - 2023 - CA - 003193 - 0001 - XX COUNTY. CRYSTAL K. KINZEL. CLERK. 11/27/2023 12:07:29 PM

8. Defendant realleges paragraphs 1 through 7. 9. Admitted. 10. Admitted. 11. Admitted. 12. Admitted. WHEREFORE, Defendant's position is unopposed to Plaintiffs position and, pursuant to Chapter 86 of the Florida Statutes, requests an immediate “fairness hearing” and a declaration or an Order that the 3(a)(10) Settlement is fair and equitable. CERTIFICATE OF SER ICE I HEREBY CERTIFY that on this 27 t h day of November, 2023 , a true and correct copy of the foregoing has been furnished by electronic mail to all counsel of record . Transnational Matters, PLLC BY : /s/ Davy Karkason, Esq . Davy Karkason, Esq . Florida Bar No .: 1031867 Attorney for Defendant Music Licensing Inc. 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@TransnationalMatters.com Paralegal@TransnationalMatters.com

Filing # 186882072 E - Filed 11/28/2023 12:51:34 PM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAIN P. NOCH, an individual, and JAIN P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, VS. MUSIC LICENSING, INC., A foreign corporation, Defendant. JOINT MOTION TO APPROVE 3 (a)(10) SETTLEMENT AGREEMENT Defendant, MUSIC LICENSING, INC . , and Plaintiffs, JAKE P . NOCH et al . , by and through undersigned counsels, agreed to file this joint motion to approve 3 (a)(10) Settlement agreement . In support thereof, the parties state as follows . 1. Plaintiffs filed a declaratory action against Defendant on or about November 15 , 2023 . 2. The Plaintiffs seek Declaratory relief recognizing the 3 (a)(10) Settlement Agreement . 3. A 3 (a)(10) settlement agreement, in the securities law context, refers to a way for a company to settle pre - existing debt obligations such as unpaid operational expenses by issuing common stock to the creditor . See TD Ameritrade, Inc . v . Kelley, No . 15 CV 714 - PAC - FM, 2016 WL 11483847 , at * 1 (S . D . N . Y . Aug . 1 , 2016 ), report and recommendation adopted, No . 15 CIV 714 PACFM, 2016 WL 5660399 (S . D . N . Y . Sept . 30 , 2016 ) . This is based on Section 3 (a)(10) of the Securities Act of 1933 , which CASE NO.: 11 - 2023 - CA - 003193 - 0001 - XX COUNTY. CRYSTAL K. KINZEL. CLERK. 11/28/2023 12:51:34 PM

provides an exemption from the Act's registration requirements for certain securities exchanged as part of a settlement agreement . 4. For a 3 (a)(10) settlement to be recognized, a fair hearing is generally required . This hearing is conducted to ensure that the terms of the transaction are fair to those who are exchanging their securities, claims, or interests . The hearing must be open to everyone to whom securities would be issued in the proposed transaction . 5. The fairness hearing must be conducted by a court of competent jurisdiction or an authorized governmental entity . The entity or court conducting the hearing must have the authority to approve or disapprove the terms and conditions of the issuance and exchange of securities . See Securities Act of 1933 , Section 3 (a)(10) 6. Without a fairness hearing, or if the hearing does not meet the standards set forth in the statute, the exemption under 3 (a)(10) may not be enforceable . This could potentially open the door to regulatory action or legal challenges . 7. Defendant is unopposed as to the relief being sought. 8. Pursuant to Chapter 86 of the Florida Statutes, both parties request a hearing on the matter . WHEREFORE, based on the foregoing, Defendant, MUSIC LICENSING INC . , with the consent and agreement of Plaintiffs, JAKE P . NOCH et al . , respectfully request that this Court enter an order recognizing the 3 (a)(10) Settlement Agreement .

CERTIFICATE OF SERVICE I HEREBY CERTIFY that a true and correct copy of the foregoing was filed via the Florida Courts E - filing Portal, pursuant to Fla . R . Jud . Admin . 2 . 516 , and to counsel of record on this 28 th day of November, 2023 . Respectfully submitted, Transnational Matters, PLLC BY : /s/ Davy Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant Music Licensing Inc. 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@TransnationalMatters.com Paralegal@TransnationalMatters.com

Filing # 186963939 E - Filed 11/29/2023 10:48:42 AM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT IN AND FOR COLLIER, FLORIDA GENERAL JURISDICTION DIVISION JAKE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, V. MUSIC LICENSING, INC., A foreign corporation, Defendant. AFFIDAVIT OF JAKE P. NOCH IN SUPPORT OF THE JOINT MOTION STATE OF FLORIDA Plaintiffs, CASE NO. 11 - 2023 - CA - 003193 - 0001 - XX COUNTY OF COLLIER ) BEFORE ME, the undersigned authority, personally appeared Jake P. Noch who, after being first duly sworn, deposes and says as follows : 1. My name is Jake P . Noch, I am over the age of eighteen, and I am the Chief Executive Officer of Jake P . Noch Family Office, LLC . 2. The relationship of Jake P . Noch Family Office, LLC to its prime broker is vital to its existence and irreparable harm will occur if it cannot maintain that relationship . 3. The prime broker has given Jake P . Noch Family Office, LLC, until December 25 , 2023 , to meet its revenue requirements or Jake P . Noch Family Office, LLC will be dropped and no longer serviced by the prime broker . 4. Jake P . Noch Family Office, LLC's niche instruments are so complicated that most prime COUNTY. CRYSTAL K. KINZEL. CLERK. 11/29/2023 10:48:42 AM

brokers cannot execute them and finding another in a timely manner is unlikely . 5 . The approval of the 3 (a)(10) settlement will allow Jake P . Noch Family Office, LLC to meet the revenue requirements of the prime broker and, thus, avoid irreparable financial harm . FURTHER AFFIANT SAYETH NOT. ) s« U 11/28/2023 SWORN TO and SUBSCRIBED before me this J 8 t h day of N ƒ *e^ b e F , 2023 by produced ‘ in k s N ƒ C h DR I V ER LICENSE , who is personally known as identification. to me or Deanna Faye Davis My commission expires: OF/05/2026 Notarized online using audio - video communication NO Y PUBLIC HH26168Z Florida

Filing # 186963939 E - Filed 11/29/2023 10:48:42 AM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT IN AND FOR COLLIER COUNTY, FLORIDA GENERAL JURISDICTION DIVISION JAKE P. NOCH, an individual, and CASE NO. 11 - 2023 - CA - 003193 - 0001 - XX JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, Plaintiffs, V. MUSIC LICENSING, INC., a foreign corporation. Defendant. NOTICE OF FILING AFFIDAVIT OF JAKE P. NOCH Plaintiff, by and through undersigned counsel, hereby files the affidavit of JAKE P. NOCH attached hereto as Exhibit “A” in support to the Emergency Joint Motion. CERTIFICATE OF SERVICE I HEREBY CERTIFY that on this 28th day of November 2023, a true and correct copy of the foregoing has been furnished by electronic mail to all counsel of record. Charles A. Beard Florida Bar No. 0089060 (904) 334 - 3620 Charlie@CBMu1tifainily.com 50 N. Laura St., Ste. 2500 Jacksonville, FL 32202 COUNTY. CRYSTAL K. KINZEL. CLERK. 11/29/2023 10:48:42 AM 1

Filing # 187326646 E - Filed 12/04/2023 05:17:22 PM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAKE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, Plaintiffs, VS. MUSIC LICENSING, INC., A foreign corporation, Defendant. NOTICE OF ZOOM HEARING The undersigned will call up for hearing in the above - styled case the following: JOINT MOTION FOR APPROVAL OF SETTLEMENT AGREEMENT CASE NO.: 11 - 2023 - CA - 003193 - 0001 - XX DATE: December 7, 2023 TIME: 9:00 a.m. JUDGE: The Honorable Ramiro Mañalich PLACE: ZOOM Zoom Meeting ID: 417 466 3607 Zoom Link: https://zoom.us/j/4174663607 I hereby certify that I have made a good faith attempt to resolve this matter by having direct communication about the matter with all parties, prior to noticing this motion for hearing. CERTIFICATE OF SERVICE I hereby certify that on this date, a copy of the foregoing has been furnished to counsel or COUNTY. CRYSTAL K. KINZEL. CLERK. 1 05:17:22 PM unrepresented parties on the attached Service List in accordance with Florida Rule of Judicial Administration 2.516(a), 2.516(b)(1), and Supreme Court of Florida Administrative Order No. AOSC13 - 49 through utilization of the Florida Court E - Filing Portal or in accordance with Florida Rule of Judicial Administration 2.516(b)(2) by email and/or U.S. Mail and/or hand delivery as further designated on the Service List. Dated: December 4, 2023 Transnational Matters, PLLC BY : s/ Davv Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@Transnationa1Matters.com Paralegal@TransnationalMatters.com

SERVICE LIST Attorney for Plaintiff New York Marine and General Insurance Company, a Delaware Corporation as assignee of Shree Bhavya Fabrics, Ltd. and Anunay Fab Ltd. Brew & Brew George K. Brew, Esq. 6817 Southpoint Parkway, Suite 1804, Jacksonville, FL 32216 george.brew@brew1awfirm.com legalassistant@brewlawfirm.com hayley.brew@brewlawfirm.com

Filing # 187365982 E - Filed 12/05/2023 11:12:01 AM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAKE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, Plaintiffs, VS. MUSIC LICENSING, INC., A foreign corporation, Defendant. AMENDED NOTICE OF ZOOM HEARING The undersigned will call up for hearing in the above - styled case the following: JOINT MOTION FOR APPROVAL OF SETTLEMENT AGREEMENT CASE NO.: 11 - 2023 - CA - 003193 - 0001 - XX DATE: December 7, 2023 TIME: 9:00 a.m. JUDGE: The Honorable Ramiro Mañalich PLACE: ZOOM Zoom Meeting ID: 417 466 3607 Zoom Link: https://zoom.us/j/4174663607 I hereby certify that I have made a good faith attempt to resolve this matter by having direct communication about the matter with all parties, prior to noticing this motion for hearing. CERTIFICATE OF SERVICE I hereby certify that on this date, a copy of the foregoing has been furnished to counsel or COUNTY. CRYSTAL K. KINZEL. CLERK. 1 11:12:01 AM unrepresented parties on the attached Service List in accordance with Florida Rule of Judicial Administration 2.516(a), 2.516(b)(1), and Supreme Court of Florida Administrative Order No. AOSC13 - 49 through utilization of the Florida Court E - Filing Portal or in accordance with Florida Rule of Judicial Administration 2.516(b)(2) by email and/or U.S. Mail and/or hand delivery as further designated on the Service List. Dated: December 4, 2023 Transnational Matters, PLLC BY : s/ Davv Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@Transnationa1Matters.com Paralegal@TransnationalMatters.com

Filing # 187593899 E - Filed 12/07/2023 03:34:10 PM ILED: IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAKE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFPICE, LLC, A Flofida Limited Liability Company, VS. MUSIC LICENSING, INC., A foreign corporation, Defmdmt AGREED ORDER TO RECOGNIZE AND ENFORCE 3(a)10 SETTLEMENT AND JOD4TMOAON THIS CAUSE came before the Court by the agreement of the parties on Plaintiff and Defendant Joint Motion to Recognize Settlement, and the Court having heard and being advised in the premises by conducting a hearing, it is hereby ordered and adjudged, as follows : ORDERED, ADJUDGED AND DECLARED THAT. 1. A hearing upon the fairness of the terms and conditions of the Settlement Agreement was conducted on the date of this Order in accordance with Section 3(a)(10) of the U.S. Securities Act of 1933 (15 U.S.C. sec.77c(a)(10) and Rule 69W - 500.014, F.A.C. 2. No objection to the settlement agreement nor the proposed Order was made by any party or persons. 3. This Court was advised before the “fairness” hearing that the Plaintiffs will rely on the Section 3 (a)(10) exemption based on this Court's approval of the transaction in the settlement agreement . 4. Plaintiffs are creditors, and Music Licensing Inc. is the debtor pertaining to the 3(a)l0 Settlement. CASE NO.: 11 - 2023 - CA - 003193 - 0001 - XX COUNTY. CRYSTAL K. KINZEL. CLERK. 12/07/2023 03:34:10 PM

Plaintiffs own bona fide claims in excess of Twelve Million Dollars ($12,000,000.00) in annual salary and business expenses. Plaintiffs' agreement to settle those claims in exchange for unrestricted shares in Defendant's company is fair and equitable. Accordingly, the transaction in the Settlement Agreement of issuing unrestricted shares of Defendant to Plaintiffs to settle Plaintiffs' claims is approved. 6. The 3(a)10 settlement was done in good faith, and no parties were under duress or any negative influence to enter into this settlement agreement. 7. All parties’ Board of Directors was fully advised on the matters. 8. All persons to whom it is proposed to issue securities in exchange for bona fide claims pursuant to the settlement had the right to appear, no impediment to their right was found, and they were duly served with notice to this hearing for the entry of an Order determining the fairness of the terms and conditions of the settlement. 9. Having heard and been advised, The Court fully recognizes and enforces this settlement. Thus, this action is dismissed without prejudice, and the Court shall retain jurisdiction to enforce the settlement terms. DONE AND ORDERED in Chambers at Collier County, Florida. Electronic Service List Charles Adams Beard <charlie@cbmultifamily.com» Davy Karkason <dk@transnationalmatters.com» Davy Aaron Karkason <dk@transnationalmatters.com» Davy Aaron Karkason <info@transnationalmatters.com» Davy Aaron Karkason <paralegal@transnationalmatters.com»

Filing # 187632283 E - Filed 12/08/2023 09:50:59 AM Re: Case No.: 11 - 2023 - CA - 003193 - 0001 - XX Jake P. Noch et al. vs. Music Licensing, Inc. Dear Honorable Judge Manalich, I am writing in reference to the "Agreed Order to Recognize and Enforce 3(a)10 Settlement and Joint Motion" concerning the above - mentioned case, issued by your Chambers on December 12, 2023. Firstly, I would like to express my gratitude for the Court's thorough and fair handling of this matter at the December 7, 2023 hearing. The decision to recognize and enforce the settlement agreement under Section 3(a)(10) of the U.S. Securities Act of 1933 marks a significant step towards an equitable resolution for all parties involved. As per the Court's order and the terms agreed upon in the settlement, I will take the necessary steps to ensure compliance with the directives outlined in the order. This includes but is not limited to facilitating the issuance of unrestricted shares and communicating with the Board of Directors of the involved parties. I also wish to confirm that all counsel of record has been furnished with copies of the order as directed. Please do not hesitate to contact me should the Court require further information or action from me. Thank you once again for your attention and dedication to this case. Sincerely Transnational Matters, PLLC BY : /s/ Davy Karkason, Esq . Davy Karkason, Esq . Florida Bar No.: 1031867 Attorney for Defendant Music Licensing Inc. 2121 Biscayne Boulevard, #1878 Miami, Florida 33137 Tel. (305) 417 - 9866 E - Mail: DK@TransnationalMatters.com Para1egal@Transnationa1Matters.com ILED: COUNTY. CRYSTAL K. KINZEL. CLERK. 1 09:50:59 AM

IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT, IN AND FOR COLLIER COUNTY, FLORIDA CIVIL DIVISION JAKE P. NOCH, an individual, and JAKE P. NOCH FAMILY OFFICE, LLC, A Florida Limited Liability Company, CASE NO.: 11 - 2023 - CA - 003193 - 0001 - XX Plaintiffs, vs. MUSIC LICENSING, INC., A foreign corporation, Defendant. / STIPULATION FOR SUBSTITUTION OF COUNSEL Pursuant to Florida Rule of Judicial Administration 2 . 505 (e)(2), the undersigned counsel and parties hereby stipulate and agree to the substitution of Yann Salomon Esq . in place of Charles Beard Esq . , as counsel of record for Plaintiffs, JAKE P . NOCH, an individual, and JAKE P . NOCH FAMILY OFFICE, LLC in the above - styled case . Dated this 15 th day of July 2024. Charles Beard Esq. (Bar No. 0089060) 904 334 - 3620 Charlie@CBMultimaily.com 50N. Laura St., Ste. 2500 Jacksonville, FL 32210 Yann Salomon Esq (Bar No. 1035624) yanns06@outlook.com 1075 NE Miami Gardens Dr. Apt 307 Miami, Fl 33179 - 4600 ID tor1rEbEs7R8Ywgkuu5zn8ce ID nMs6VGehtyFLBxGsPYfs87La Filing # 202577058 E - Filed 07/15/2024 10:53:28 PM FILED: COLLIER COUNTY, CRYSTAL K. KINZEL, CLERK, 07/15/2024 10:53:28 PM

CONSENT I, Jake P. Noch, individually and as the owner of Jake P. Noch Family Office LLC., respectfully request the Court to consent to this Motion of Substitution of Counsel. ID EaU8Mrng9zYAgzRLdnBdtGpf Jake P, Noch

CERTIFICATE OF SERVICE I hereby certify that on this date, a copy of the foregoing has been furnished to counsel or unrepresented parties on the attached Service List in accordance with Florida Rule of Judicial Administration 2 . 516 (a), 2 . 516 (b)(1), and Supreme Court of Florida Administrative Order No . AOSC 13 - 49 through the utilization of the Florida Court E - Filing Portal or in accordance with Florida Rule of Judicial Administration 2 . 516 (b)(2) by email and/or U . S . Mail and/or hand delivery as further designated on the Service List . Dated : July 15 , 2024 Respectfully submitted, /s/Yann Solomon Yann Solomon, Esq. Florida Bar No. 1035624 yanns06@outlook.com

eSignature Details Signer ID: Signed by: Sent to email: IP Address: Signed at: EaU8Mrng9zYAgzRLdnBdtGpf Jake Noch jake@promusicrights.com 104.28.32.209 Jul 15 2024, 8:28 pm EDT Signer ID: Signed by: Sent to email: IP Address: Signed at: tor1rEbEs7R8Ywgkuu5zn8ce Yann Solomon Esq yanns06@outlook.com 75.24.219.243 Jul 15 2024, 9:02 pm EDT Signer ID: Signed by: Sent to email: IP Address: Signed at: nMs6VGehtyFLBxGsPYfs87La Charles Beard Esq. charlie@cbmultifamily.com 73.148.158.209 Jul 15 2024, 9:28 pm EDT